[GRAPHIC OMITTED]

Contact:
Press Contact:                                  Investor Contact:
--------------                                  -----------------
          Michael Beckerman                            Gerard H. Sweeney
          Beckerman Public Relations                   Christopher P. Marr
          908-781-6420                                 Brandywine Realty Trust
          michael@beckermanpr.com                      610-325-5600
                                                       info@brandywinerealty.com




          Brandywine Realty Trust Announces Third Quarter 2003 Earnings

PLYMOUTH MEETING, PA, October 23, 2003 - Brandywine Realty Trust (BDN-NYSE) announced today that fully diluted earnings per share (EPS) were $0.37 for the third quarter of 2003, an increase of $0.07 per share as compared to $0.30 for the third quarter of 2002. Net income was $17.4 million for the third quarter of 2003, an increase of $3.4 million, as compared to $14.0 million for the third quarter of 2002. The increase in net income and EPS in the third quarter of 2003 as compared to the similar period in 2002 was primarily due to increased other revenue resulting from bankruptcy settlement proceeds, a 3.1% increase in same-store net operating income and reduced interest expense.

Fully diluted EPS was $0.96 for the nine-month period ended September 30, 2003, a decrease of $0.17 per share, as compared to $1.13 per share for the nine-month period ended September 30, 2002. Net income was $44.8 million for the nine-month period ended September 30, 2003, a decrease of $5.4 million, as compared to $50.2 million for the nine-month period ended September 30, 2002. The decrease in net income was primarily the result of net gains on disposition of discontinued operations of $2.7 million in 2003 as compared to $8.6 million in 2002.

Fully diluted funds from operations (FFO) were $34.4 million or $0.71 per share for the third quarter 2003, a 12.1% increase as compared to $30.7 million or $0.66 per share for the third quarter of 2002. FFO for the nine-month period ended September 30, 2003 was $95.8 million or $2.02 per share as compared to $94.7 million or $2.01 per share for the same period in 2002. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Brandywine President and Chief Executive Officer Gerard H. Sweeney commented, "We are very pleased with our results for the third quarter and our successful follow on equity offering of $64.1 million which closed on October 20. We continue to execute on our 2003 goals of maximizing our return on invested assets and strengthening our balance sheet. Our credit metrics are significantly improved from the beginning of the year and we have made excellent progress in continuing to selectively prune our portfolio. All of this is being accomplished consistent with our 2003 earnings guidance provided one year ago."

Brandywine Realty Trust Summary Portfolio Performance

o  FFO payout ratio was 62.3% for the quarter and 65.4% YTD
o Quarterly rental rate decreases on new leases were 12.9% on a cash basis and 8.0% on a straight-line basis
o Quarterly rental rate decreases on renewals were 7.8% on a cash basis and 4.1% on a straight-line basis
o YTD rental rate decreases on new leases were 6.8% on a cash basis and 1.9% on a straight-line basis
o YTD rental rate decreases on renewals were 5.5% on a cash basis and 2.2% on a straight-line basis
o  Quarterly retention rate was 82.4% and YTD retention rate was 81.1%
o  Portfolio was 90.7% occupied and 91.9% leased as of September 30, 2003
o Leases expired or were terminated for approximately 1,379,000 square feet during the quarter
o Leases were renewed for 1,136,000 square feet during the quarter and new leases were signed for 127,000 square feet during the quarter Leases expired or were terminated for approximately 2,900,000 square feet YTD
o Leases were renewed for 2,400,000 square feet YTD and new leases were signed for 494,000 square feet YTD

Distributions

On September 23, 2003, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid October 15, 2003 to shareholders of record as of October 6, 2003.

Equity Offering

On October 20, 2003, the Company consummated a public offering of 2,250,000 common shares, plus an over-allotment option of an additional 337,500 common shares (based on closing price of $25.98), with net proceeds to the Company of $64.1 million. Legg Mason Wood Walker Inc. and McDonald Investments Inc. served as the co-underwriters for this transaction. Proceeds from this offering will be used for the planned acquisition of an office property containing 248,000 net rentable square feet and to reduce outstanding indebtedness under the Company's unsecured line of credit.

2003 Financial Outlook

Our outlook for the fourth quarter and full year 2003 are based on the following assumptions:

o Average occupancy and the same-store net operating income growth for the fourth quarter of 2003 is expected to be consistent with that achieved in the third quarter of 2003.
o Full year 2003 average occupancy is expected to decline slightly from the average levels achieved in 2002 and full year 2003 same-store net operating income is expected to decrease from 2002 in the range of 1.5% to 3.0%.
o Operating expenses, real estate taxes and general and administrative expenses as a percentage of revenues are expected to be consistent in the fourth quarter with those experienced in the third quarter of 2003 and to be consistent for the full year 2003 (excluding snow removal) with those experienced in 2002.
o The Company expects to incur slight dilution in the fourth quarter from its common equity offering on October 20, 2003 of 2,587,500 shares.

Based on these key assumptions, we expect fourth quarter 2003 EPS to be $0.48 - $0.49 and FFO to be $0.66 - $0.67 per share and full year 2003 EPS to be $1.43 - $1.45 and FFO to be $2.68 - $2.69 per share.

2004 Financial Outlook

As of the date of this release, we expect our full year 2004 EPS to be $1.18 to $1.31 and FFO to be $2.60 to $2.70 per share. The Company's projections are based on several key and variable assumptions and estimates, including the following:

                               Same-Store Results
                               ------------------

In 2004, the Company expects its same-store portfolio (which represents 92.0% of total square footage owned and 95.2% of projected 2004 net operating income) to achieve the following percentage changes from currently projected 2003 results:

                                            % change 2003-2004
                                            ------------------

     GAAP rent and reimbursements:          1.5%-2.0% increase

     Expenses:                              2.5%-3.0% increase

     NOI:                                   1.0%-1.5% increase

     Occupancy:                             1.0%-1.5% increase in annual average
                                            physical occupancy

The Company's projections for same-store activity are based upon competitive market conditions and continued downward pressure on market rents. The Company's projections for operating expenses include significant increases in utility expense, particularly electric expense in the New Jersey portfolio, and modest increases in real estate taxes, offset by lower snow removal costs as compared to record snowfall levels in 2003.

The Company's financial outlook for 2004 as presented above does not take into account lease termination fees as management is unable to forecast reliably either the timing or amount of such fees. During the first nine months of 2003 the Company recognized $1.3 million of revenue on account of lease termination and similar fees.

                     Acquisitions, Dispositions, Development
                     ---------------------------------------

For 2004 the Company anticipates an increasingly favorable acquisition climate in our core markets and priced at levels we find attractive. As such, the Company's 2004 outlook outlined above considers $50 to $75 million of acquisition activity in 2004. The outlook weights this activity towards the mid-point of the year and assumes acquisition yields in the range of 9.0-9.75%. The Company's 2004 outlook assumes that the assets identified for sale in its September 30, 2003 balance sheet are sold in the fourth quarter of 2003 and further assumes limited amounts of disposition activity. In addition to the completion of two of the currently in process redevelopment projects containing 165,587 square feet, the Company's outlook assumes that two additional redevelopment projects begin construction during 2004.

                               Financing Activity
                               ------------------

The Company has taken significant steps in 2003 toward strengthening its balance sheet and reducing its reliance on short-term borrowing. These efforts are reflected in improvements in the Company's leverage level, fixed charge coverage and maturity profile. The Company expects to continue these positive steps in 2004 with a focus on addressing its remaining secured debt maturities by utilizing unsecured debt, and extending the maturity on its line of credit and term loan. The Company expects to finance its operations in 2004 primarily through cash flow from operations and borrowings under its unsecured line of credit. The Company assumes that the base rate on its variable rate debt will rise from its current level of 1.10% throughout 2004. The 2004 guidance assumes that the effective rate in place on the $175 million of variable rate debt which is hedged through June of 2004 remains consistent for the balance of the year.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company's ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company's tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report for the year ended December 31, 2002. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
---------------------------
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company's view, they are not indicative of the results from the Company's property operations. To facilitate a clear understanding of the Company's historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
-------------------------------------
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

                                                BRANDYWINE REALTY TRUST
                                              CONSOLIDATED BALANCE SHEETS
                                (unaudited, in thousands, except per share information)

                                                                                    September 30,         December 31,
                                                                                        2003                  2002
                                                                                     ----------            ----------
                                                  ASSETS
        Real estate investments:
          Operating properties                                                       $1,904,795            $1,890,009
          Accumulated depreciation                                                     (272,859)             (245,230)
                                                                                     ----------            ----------
                                                                                      1,631,936             1,644,779
          Construction-in-progress                                                       36,842                58,127
          Land held for development                                                      45,654                43,075
                                                                                     ----------            ----------
                                                                                      1,714,432             1,745,981

        Cash and cash equivalents                                                         7,493                26,801
        Escrowed cash                                                                    13,349                16,318
        Accounts receivable, net                                                          2,439                 3,657
        Accrued rent receivable                                                          32,284                28,333
        Investment in marketable securities                                              11,945                11,872
        Assets held for sale                                                             25,037                 7,666
        Investment in joint ventures, at equity                                          13,154                14,842
        Deferred costs, net                                                              27,664                29,271
        Other assets                                                                     42,746                34,547
                                                                                     ----------            ----------

               Total assets                                                          $1,890,543            $1,919,288
                                                                                     ==========            ==========


                                   LIABILITIES AND BENEFICIARIES' EQUITY

        Mortgage notes payable                                                       $  517,555            $  597,729
        Borrowings under Credit Facility                                                327,000               307,000
        Unsecured term loan                                                             100,000               100,000
        Accounts payable and accrued expenses                                            24,746                27,576
        Distributions payable                                                            22,106                21,186
        Tenant security deposits and deferred rents                                      19,958                22,276
        Other liabilities                                                                17,227                22,006
        Liabilities related to assets held for sale                                         275                    20
                                                                                     ----------            ----------
               Total liabilities                                                      1,028,867             1,097,793

        Minority interest                                                               133,413               135,052

        Beneficiaries' equity:
          Preferred Shares:
             7.25% Series A Preferred Shares, $0.01 par value;
               shares authorized-10,000,000; issued and
               outstanding-750,000 in 2003 and 2002                                           8                     8
             8.75% Series B Preferred Shares, $0.01 par value;
               shares authorized-10,000,000; issued and
               outstanding-4,375,000 in 2003 and 2002                                        44                    44
          Common Shares of beneficial interest,  $0.01 par value;
             shares authorized-100,000,000; issued and
             outstanding-37,359,460 in 2003 and 35,226,315 in 2002                          373                   352
          Additional paid-in capital                                                    894,696               841,659
          Share warrants                                                                    401                   401
          Cumulative earnings                                                           268,744               225,010
          Accumulated other comprehensive loss                                           (3,547)               (6,402)
          Cumulative distributions                                                     (432,456)             (374,629)
                                                                                     ----------            ----------
               Total beneficiaries' equity                                              728,263               686,443
                                                                                     ----------            ----------

          Total liabilities and beneficiaries' equity                                $1,890,543            $1,919,288
                                                                                     ==========            ==========

                                                       BRANDYWINE REALTY TRUST
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (unaudited, in thousands, except share and per share data)


                                                                              Three Months Ended              Nine Months Ended
                                                                                 September 30,                  September 30,
                                                                         ----------------------------     -------------------------
                                                                            2003             2002            2003          2002
                                                                         -----------      -----------     -----------   -----------
Revenue
      Rents                                                              $    64,512      $    63,367     $   193,044   $   183,946
      Tenant reimbursements                                                    9,094            8,637          26,248        24,098
      Other                                                                    3,604            2,443           7,687         8,028
                                                                         -----------      -----------     -----------   -----------
           Total revenue                                                      77,210           74,447         226,979       216,072

Operating Expenses
      Property operating expenses                                             19,267           18,918          59,748        55,115
      Real estate taxes                                                        7,346            6,649          20,692        18,424
      Interest                                                                13,746           16,329          44,293        48,164
      Depreciation and amortization                                           15,311           13,652          45,004        41,085
      Administrative expenses                                                  3,630            3,971          10,953        11,812
                                                                         -----------      -----------     -----------   -----------
           Total operating expenses                                           59,300           59,519         180,690       174,600
                                                                         -----------      -----------     -----------   -----------

Income from continuing operations before equity in income of real estate ventures, net gain on sales of interests in
     real estate and minority interest                                        17,910           14,928          46,289        41,472
Equity in income of real estate ventures                                        (531)             359              38         1,052
                                                                         -----------      -----------     -----------   -----------
Income from continuing operations before net gain on sales of
     interests in real estate and minority interest                           17,379           15,287          46,327        42,524
Net gain on sales of interests in real estate                                      -                -           1,152             -
Minority interest attributable to continuing operations                       (2,365)          (2,350)         (6,973)       (6,947)
                                                                         -----------      -----------     -----------   -----------
Income from continuing operations                                             15,014           12,937          40,506        35,577
Discontinued operations:
    Income from discontinued operations                                          756            1,086           1,852         6,957
    Net gain on disposition of discontinued operations                         1,741                -           2,692         8,562
    Minority interest                                                           (111)             (55)           (209)         (859)
                                                                         -----------      -----------     -----------   -----------
Income from discontinued operations                                            2,386            1,031           4,335        14,660
                                                                         -----------      -----------     -----------   -----------
Net Income                                                                    17,400           13,968          44,841        50,237

Income allocated to Preferred Shares                                          (2,976)          (2,976)         (8,928)       (8,930)
                                                                         -----------      -----------     -----------   -----------
Income allocated to Common Shares                                        $    14,424      $    10,992     $    35,913   $    41,307
                                                                         ===========      ===========     ===========   ===========

Earnings per Common Share after discontinued operations:
Basic income per Common Share                                            $      0.38      $      0.30     $      0.96   $      1.13
                                                                         ===========      ===========     ===========   ===========

Basic weighted-average shares outstanding                                 37,359,385       35,449,414      36,095,349    35,610,699
                                                                         ===========      ===========     ===========   ===========

Diluted income per Common Share                                          $      0.37      $      0.30     $      0.96   $      1.13
                                                                         ===========      ===========     ===========   ===========

Diluted weighted-average shares outstanding                               37,520,808       35,484,395      36,232,600    35,647,690
                                                                         ===========      ===========     ===========   ===========

                                                       BRANDYWINE REALTY TRUST
                                      FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
                                     (unaudited, in thousands, except share and per share data)


                                                                             Three Months Ended              Nine Months Ended
                                                                                September 30,                   September 30,
                                                                        ----------------------------    --------------------------
                                                                           2003             2002           2003           2002
                                                                        -----------      -----------    -----------    -----------
Reconciliation of Net Income to Funds from Operations (FFO):
Net income                                                              $    17,400      $    13,968    $    44,841    $    50,237

Add (deduct):
    Minority interest attributable to continuing operations                   2,365            2,350          6,973          6,947
    Net gain on sale of interests in real estate                                  -                -         (1,152)             -
    Minority interest attributable to discontinued operations                   111               55            209            859
    Net gain on disposition of discontinued operations                       (1,741)               -         (2,692)        (8,562)
                                                                        -----------      -----------    -----------    -----------

Income before net gains on sales of interests in real estate and
 minority interest                                                           18,135           16,373         48,179         49,481

Add:
    Depreciation:
      Real property                                                          13,590           12,544         40,489         39,419
      Real estate ventures                                                      876              463          1,889          1,783
    Amortization of leasing costs                                             1,820            1,300          5,224          4,006
                                                                        -----------      -----------    -----------    -----------

Funds from operations (FFO)                                             $    34,421      $    30,680    $    95,781    $    94,689
                                                                        ===========      ===========    ===========    ===========

Number of weighted-average Common Shares                                 48,727,360       46,751,866     47,468,409     47,069,717
                                                                        ===========      ===========    ===========    ===========

FFO per weighted-average Common Share - fully diluted                   $      0.71      $      0.66    $      2.02    $      2.01
                                                                        ===========      ===========    ===========    ===========

Dividend per Common Share                                               $      0.44      $      0.44    $      1.32    $      1.32

Payout ratio of FFO (1)                                                        62.3%            67.0%          65.4%          65.6%

EPS per weighted-average Common Share - fully diluted                   $      0.37      $      0.30    $      0.96    $      1.13


Cash Available for Distribution (CAD):
FFO                                                                     $    34,421      $    30,680    $    95,781    $    94,689

Add (deduct):
    Rental income from straight-line rents                                   (1,516)          (1,274)        (4,429)        (4,211)
    Deferred market rental income                                               (72)               -           (262)             -
    Amortization:
      Deferred financing costs                                                  529              536          1,533          1,543
      Deferred compensation costs                                               691              818          2,191          2,417
    Impairment loss                                                             861                -            861              -
    Second generation capital expenditures (2):
      Building and tenant improvements                                       (7,350)          (3,415)       (20,117)       (12,015)
      Lease commissions                                                      (1,015)          (2,069)        (3,475)        (5,679)
                                                                        -----------      -----------    -----------    -----------

Cash available for distribtution                                        $    26,549      $    25,276    $    72,083    $    76,744
                                                                        ===========      ===========    ===========    ===========

Number of weighted-average Common Shares                                 48,727,360       46,751,866     47,468,409     47,358,998
                                                                        ===========      ===========    ===========    ===========

Dividend per Common Share                                               $      0.44      $      0.44    $      1.32    $      1.32

Cash flows from:
    Operating activities                                                $    25,272      $    37,494    $    84,483    $    93,165
    Investing activities                                                     (8,089)           9,595        (27,882)        18,047
    Financing activities                                                    (17,210)         (50,356)       (75,909)      (103,462)

(1) Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2) Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

                             BRANDYWINE REALTY TRUST
                              SAME STORE OPERATIONS
                                   (unaudited)



Of the 233 properties owned by the Company as of September 30, 2003, a total of 228 properties ("Same Store Properties") containing an aggregate of 15.4 million net rentable square feet were owned for the entire three-month periods ended September 30, 2003 and 2002. Average occupancy for the Same Store Properties during the three-month periods ended September 30, was 92.2% during 2003 and 91.1% during 2002. The following table sets forth revenue and expense information for the Same Store Properties:

                                                                       Three Months Ended
                                                                         September 30,
                                                                      -------------------     Dollar    Percent
                                                                        2003       2002       Change     Change
                                                                      -------     -------     ------     ------
                                                                         (amounts in thousands)
Revenue
      Rents (a)                                                       $63,404     $62,142     $1,262       2.0%
      Tenant reimbursements                                             9,193       8,697        496       5.7%
      Other (b)                                                           499         323        176      54.5%
                                                                      -------     -------     ------
           Total revenue                                               73,096      71,162      1,934       2.7%

Operating Expenses
      Property operating expenses                                      21,544      21,175        369       1.7%
      Real estate taxes                                                 6,915       6,699        216       3.2%
                                                                      -------     -------     ------
           Total property operating expenses                           28,459      27,874        585       2.1%
                                                                      -------     -------     ------

Net operating income                                                  $44,637     $43,288     $1,349       3.1%
                                                                      =======     =======     ======

      (a) Includes straight-line rental income of $1,416 for 2003 and $1,201 for 2002
      (b) Includes termination fee income of $376 for 2003 and $185 for 2002

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

                                                                     Three Months Ended
                                                                         September 30,
                                                                      -------------------
                                                                       2003        2002
                                                                      -------     -------
                                                                    (amounts in thousands)
Income from continuing operations                                     $15,014     $12,937
Add/(deduct):
    Interest expense                                                   13,746      16,329
    Depreciation and amortization                                      15,311      13,652
    Administrative expenses                                             3,630       3,971
    Equity in income of real estate ventures                              531        (359)
    Minority interest attributable to continuing operations             2,365       2,350
    Income from discontinued operations                                 2,386       1,031
                                                                      -------     -------

           Consolidated net operating income                           52,983      49,911
Less:  Net operating income of non same store properties               (8,346)     (6,623)
                                                                      -------     -------

           Same Store Net Operating Income                            $44,637     $43,288
                                                                      =======     =======

Third Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, October 24, 2003 at 1:00 p.m. EST. Call 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, November 7, 2003 by calling 1-877-519-4471 - access code 4192506. In addition, the conference call can be accessed via a webcast located on the Company's website @ brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of third quarter earnings. The Supplemental Information package is available through the Company's website @ brandywinerealty.com. The Supplemental Information Package will be found in the "Investor Relations - Financial Reports" section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region's largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 277 office and industrial properties, aggregating
20.0 million square feet.
                                      # # #